
                                ILX INCORPORATED
                  STATEMENT RE COMPUTATION OF NET INCOME (LOSS)

                                                                             Year ended December 31.
                                    6 Months Ended     -----------------------------------------------------------------------------
                                       6/30/95            1994            1993            1992            1991           1990
                                   -------------------------------------------------------------------------------------------------
PRIMARY:
Net income (loss)                     $1,003,527      $ 2,366,770     $ 2,076,231      $ 1,325,874      ($307,051)   ($1,602,093)
Less: Cumulative preferred
 dividends                               (26,396)        (33,529)          (7,641)
                                   -------------------------------------------------------------------------------------------------
                                        $977,131      $ 2,333,241     $ 2,068,590      $ 1,325,874      ($307,051)   ($1,602,093)
                                   =================================================================================================
Weighted average common
 shares outstanding before
 common equivalents                   12,425,075       12,344,257      11,605,513       11,229,991      7,858,277      5,668,865
Common equivalent stock
 options/warrants                         11,067            8,989          76,273
Common equivalent preferred              110,000          110,000         110,000
 stock
                                   -------------------------------------------------------------------------------------------------
                                      12,546,142       12,463,246      11,791,786       11,229,991      7,858,277      5,668,865
                                   =================================================================================================
Net income (loss) per share
 (dollars)                                    $0.08            $0.19           $0.18            $0.12         ($0.04)        ($0.28)
                                   =================================================================================================
FULLY DILUTED:
Net income (loss) per above           $1,003,527       $2,366,770     $ 2,076,231      $ 1,325,874      ($307,051)   ($1,602,093)
                                   =================================================================================================
Average common and equivalent
 shares per above                     12,546,142       12,463,246      11,791,786       11,229,991      7,858,277      5,668,865
Common equivalent preferred
 stock                                   490,570          507,988         509,420
                                   -------------------------------------------------------------------------------------------------
                                      13,036,712       12,971,234      12,301,206       11,229,991      7,858,277      5,668,865
                                   =================================================================================================
Net income (loss) per share
 (dollars)                                    $0.08            $0.18           $0.17            $0.12         ($0.04)        ($0.28)
                                   =================================================================================================
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